Exhibit 10.1
SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between Michael Darrow (“Employee”) and TrueCar, Inc. (“Company”) (collectively, referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Employee is employed by the Company;

WHEREAS, Employee signed an At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement with the Company on September 20, 2018 (“Confidentiality Agreement”);
WHEREAS, Employee signed an Amended and Restated Employment Agreement with the Company entered into as of March 9, 2020 (the “Employment Agreement”);
WHEREAS, the Company and Employee have entered into (i) Stock Option Agreements as of the dates set forth in Exhibit A, pursuant to each of which Employee was granted the option to purchase shares of the Company’s common stock (each such grant, an “Option” and together, the “Options”), (ii) Restricted Stock Unit Award Agreements as of the dates set forth in Exhibit A, pursuant to each of which Employee was granted an award of restricted stock units that at no time were subject to performance-based vesting (each such award, an “RSU Award” and together, the “RSU Awards”) and (iii) Performance Unit Award Agreements as of the dates set forth on Exhibit A pursuant to each of which Employee was granted an award of performance-based restricted stock units (each such award, a “PSU Award” and together, the “PSU Awards”), in each case, subject to the terms and conditions of the Company’s 2014 Equity Incentive Plan (the “Plan”), and the terms and conditions of the Stock Option Agreement, the Restricted Stock Unit Award Agreement or the Performance Unit Award Agreement, as applicable, related to the award (collectively with the Plan, the “Stock Agreements”);

WHEREAS, Employee’s employment with the Company shall terminate effective June 15, 2023 (the “Termination Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

COVENANTS

1.    Consideration. In consideration of Employee’s execution of this Agreement and Employee’s fulfillment of all of its terms and conditions, the Company agrees as follows:

a.    Payment.

i.    Subject to Section 16, the Company will make continuing payments of Employee’s base salary as in effect immediately prior to the Termination Date, for a period of twelve (12) months following the Termination Date in accordance with the Company’s standard payroll procedures, which payments shall total five hundred and ninety thousand dollars ($590,000) (the “Salary Continuation Payments”), less applicable withholdings. The Salary Continuation Payments due under this Agreement will commence on the sixtieth (60th) day following the Termination Date, provided that this Agreement has become effective and irrevocable by that date. Any Salary Continuation Payments that would have been paid prior to such date but for the prior sentence will instead be paid to Employee on the sixtieth (60th) day following the Termination Date, and the remaining Salary Continuation Payments will be paid in accordance with the applicable schedule set forth above.

ii.    Subject to Section 16, the Company will pay to Employee a total lump sum payment in the amount of five hundred and ninety thousand dollars ($590,000) (the “Bonus Severance”), which amount is equivalent to the cash value of Employee’s full target bonus for 2023. The Bonus Severance shall be paid to Employee, less applicable withholdings, on the same date the Company pays annual bonuses to its executives, but in no event later than March 15, 2024.

b.    COBRA Continuation.
i.    Subject to Section 1.b.ii below, the Company will either, at the Company’s election, reimburse Employee for the payments Employee makes, or pay directly to the insurance provider the premiums, for medical, vision and dental coverage for Employee and Employee’s eligible dependents under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended or comparable state law (“COBRA”) during the twelve (12) month period following the Termination Date or until Employee has secured other employment that provides group health insurance coverage, whichever occurs first provided Employee timely elects COBRA coverage, remains eligible for COBRA continuation coverage and, with respect to reimbursements, pays for COBRA coverage.
ii.    Notwithstanding the foregoing, if the Company determines in its sole discretion that it cannot, without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), provide any COBRA reimbursements or direct payments of COBRA premiums under this Agreement (either, the “COBRA Benefits”) that otherwise would be due to Employee under this Section, the Company will not provide, and Employee will not be entitled to, COBRA Benefits, but the Company will, in lieu of any such COBRA Benefits to which Employee is entitled under this Section, provide to Employee a taxable monthly payment (“Healthcare Premium Payment”) in an amount equal to the monthly COBRA premium that Employee would be required to pay to continue Employee’s group health coverage at coverage levels in effect immediately prior to Employee’s termination (which amount will be based on the premium for the first month of COBRA coverage), which payments will be made regardless of whether Employee elects COBRA continuation coverage. At the same time each monthly Healthcare Premium Payment (if any is due) is paid to Employee, the Company also will provide Employee with a gross-up amount, determined by the Company, necessary to pay federal and state income and employment taxes incurred by Employee with respect to such Healthcare Premium Payment (with such gross-up to be calculated by the Company based on the withholding rates the Company has in effect for Employee at the time the Healthcare Premium Payment is paid to Employee). Any Healthcare Premium Payments and any related gross-up payments will cease to be provided when, and under the same terms and conditions, COBRA Benefits would have ceased under this Section. For the avoidance of doubt, the taxable payments in lieu of COBRA Benefits may be used for any purpose, including, but not limited to, continuation coverage under COBRA, and will be subject to all applicable withholdings. Notwithstanding anything to the contrary under this Agreement, if at any time the Company determines in its sole discretion that it cannot provide the payments contemplated by this Section without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), Employee will not receive such payment or any further COBRA Benefits.

c.    Acceleration of Equity Awards. Subject to the effectiveness of this Agreement as provided herein, Employee’s vesting in each of the Options and each of the RSU Awards shall accelerate as to the number of shares subject to the applicable Option or applicable RSU Award that otherwise would have vested within the twelve (12) month period immediately following the Termination Date had Employee remained employed by the Company through such period (and assuming for this purposes that no Change in Control (as such term is defined in the Plan) occurred during such period) (the “Severance Acceleration”). Subject to the effectiveness of this Agreement as provided herein, the Severance Acceleration of Options will be provided on the Effective Date and, subject to Section 16, the accelerated portions of the RSU Awards will be settled within sixty (60) days following the Termination Date. For the avoidance of doubt, the vesting of the PSU Awards shall not be subject to the Severance Acceleration set forth herein and shall be subject to the treatment set forth in Section 3.

d.    General. Employee acknowledges that without this Agreement, Employee is otherwise not entitled to the consideration listed in this Section 1. Employee acknowledges that the consideration listed in Section 1.a. through 1.c. represents full and complete satisfaction of any severance obligations of the Company to Employee under the Employment Agreement. Employee acknowledges and agrees that no payments under this Agreement constitute a raise or a bonus, nor is this Agreement a condition of employment or continued employment.

2.    Acknowledgement of Relinquishment of Board Membership, Positions, and Offices. Employee acknowledges that, consistent with the terms of the Employment Agreement, Employee has been deemed to have resigned, effective as of the Termination Date, from the Company’s Board of Directors (and all other positions held at the Company and its affiliates) voluntarily, and Employee acknowledges and agrees that Employee no longer serves in or holds any such positions and offices. Employee also agrees, at the request of the Company’s Board of Directors, to execute any documents necessary to reflect Employee’s resignation(s). Employee hereby acknowledges and affirms that the resignations provided in this section are final and irrevocable, and that even in the event Employee should elect to otherwise revoke this Agreement pursuant to Sections 7 and 26 below, Employee will have still resigned from all positions as set forth herein.

3.    Equity. The Parties agree that for purposes of determining the number of shares of the Company’s common stock that Employee is entitled to purchase from the Company, pursuant to the exercise of the outstanding Options, or that Employee has vested in pursuant to the RSU Awards, Employee will be considered to have vested only up to the Termination Date, including, if applicable, in accordance with the Severance Acceleration, and no more. The PSU Awards shall remain eligible to vest to the extent provided under, and in accordance with, the terms of the applicable Stock Agreements under which such PSU Awards were granted (which terms, for the avoidance of doubt, include the execution and effectiveness of this Agreement). Employee acknowledges that as of the Termination Date and after the application of the Severance Acceleration, Employee will have vested in the number of shares subject to the Options and the RSU Awards as listed on Exhibit A hereto and no more. As noted above, the PSU Awards will remain eligible to vest to the extent provided under, and in accordance with, the terms of the applicable Stock Agreements under which the applicable PSU Award was granted. Employee acknowledges that, as noted in Exhibit A, if the Severance Acceleration does not become effective (due to this Agreement not timely becoming effective and irrevocable), the number of shares subject to the Options that will have vested as of the actual Termination Date and the number of shares subject to the RSU Awards that will have vested as of the actual Termination Date may differ from the numbers shown on Exhibit A. Except as provided herein, the exercise of Employee’s vested Options, the shares purchased thereunder and Employee’s RSU Awards and PSU Awards shall continue to be governed by the terms and conditions of the applicable Stock Agreements.

4.    Benefits. Employee’s Company-sponsored health insurance benefits will cease no later than on the last day of June 2023, subject to Employee’s right to continue Employee’s health insurance under COBRA. Employee’s participation in all benefits and incidents of employment, including, but not limited to, vesting in equity awards (other than pursuant to any applicable Severance Acceleration and as applicable for the PSU Awards), the accrual of bonuses (other than pursuant to the Bonus Severance), vacation, and paid time off, shall cease as of the Termination Date.

5.    Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, restricted stock units and other equity awards, vesting, and any and all other benefits and compensation due to Employee.

6.    Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company, its parents, subsidiaries, and affiliates, and each of their respective current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, professional employer organizations or co-employers, benefit plans, plan administrators, insurers, trustees, divisions, predecessor and successor corporations, and assigns (collectively, the “Releasees”). Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Employee signs this Agreement, including, without limitation:

a.    any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship, including claims under any offer letter, employment agreement, or other agreement with the Company;

        b.    any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c.    any and all claims for wrongful discharge of employment; constructive discharge; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d.    any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Immigration Reform and Control Act; the California Family Rights Act; the California Labor Code; the California Workers’ Compensation Act; the California Fair Employment and Housing Act; and the California Worker Adjustment and Retraining Notification Act;

e.    any and all claims for violation of the federal or any state constitution;

f.    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g.    any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any proceeds received by Employee from the Company; and

h.    any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law. Any and all disputed wage claims that are released herein shall be subject to binding arbitration in accordance with this Agreement, except as required by applicable law. This release does not extend to any right Employee may have to unemployment compensation benefits.

7.    Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Employee signs this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that Employee has been advised by this writing that: (a) Employee should consult with an attorney prior to executing this Agreement; (b) Employee has twenty-one (21) days within which to consider this Agreement; (c) Employee has seven (7) days following Employee’s execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that Employee has knowingly and voluntarily chosen to waive the time period allotted for considering this Agreement. Employee acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

8.    California Civil Code Section 1542. Employee acknowledges that Employee has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Employee, being aware of said code section, agrees to expressly waive any rights Employee may have thereunder, as well as under any other statute or common law principles of similar effect.

9.    No Pending or Future Lawsuits. Employee represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that Employee does not intend to bring any claims on Employee’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

10.    Trade Secrets and Confidential Information/Company Property; Clawback Policy. Subject to the “Protected Activity Not Prohibited” section, Employee acknowledges that, separate from this Agreement, Employee remains under continuing obligations to the Company under the Confidentiality Agreement, including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information. Employee’s signature below constitutes Employee’s certification under penalty of perjury that Employee has returned all documents and other items provided to Employee by the Company (including Company-issued or provided computers, equipment, and technology), developed or obtained by Employee in connection with Employee’s employment with the Company, or otherwise belonging to the Company (with the exception of a copy of the Company’s employee handbook and personnel documents specifically relating to Employee). Employee agrees and acknowledges that any incentive-based compensation provided to Employee shall be subject to the Company’s Incentive Compensation Recoupment Policy, and any clawback policy adopted pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or that is otherwise adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.

11.    Nondisparagement. Subject to the “Protected Activity Not Prohibited” section below, Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. Employee shall direct any inquiries by potential future employers to the Company’s human resources department.

12.    No Cooperation. Subject to the “Protected Activity Not Prohibited” section below, Employee agrees that Employee will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or upon written request from an administrative agency or the legislature or as related directly to the ADEA waiver in this Agreement. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order or written request from an administrative agency or the legislature, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order or written request from an administrative agency or the legislature. Subject to the “Protected Activity Not Prohibited” section below, if approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that Employee cannot provide counsel or assistance.

13.    Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Employee acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of any provision of the Confidentiality Agreement shall entitle the Company immediately to recover and/or cease providing the consideration provided to Employee under this Agreement and to obtain damages, except as provided by law.

14.    No Admission of Liability. Employee understands and acknowledges that with respect to all claims released herein, this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

15.    Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

16.    Taxes; Section 409A.

a.    The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on Employee’s behalf under the terms of this Agreement. Employee agrees and understands that Employee is responsible for payment, if any, of personal local, personal state, and/or personal federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Employee’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs. The Parties agree and acknowledge that the payments made pursuant to Section 1 of this Agreement and any payments that are made pursuant to the Stock Agreements covering the PSU Awards are not related to sexual harassment or sexual abuse and not intended to fall within the scope of 26 U.S.C. Section 162(q). It is intended that none of the severance payments or benefits under this Agreement will constitute deferred compensation under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), any final regulations and guidance under that statute, and any applicable state law equivalent, as each may be amended or promulgated from time to time (together, “Section 409A”), but rather such payments and benefits will be exempt from Section 409A as payable only within the “short-term deferral period” pursuant to Treasury Regulation Section 1.409A-1(b)(4), or as resulting from an involuntary separation from service pursuant to Treasury Regulation Section 1.409A-1(b)(9)(iii) that does not exceed the applicable amount and time limits set forth in Treasury Regulation Section 1.409A-1(b)(9)(iii), or otherwise be exempt or comply with Section 409A so that none of the payments to be provided under this Agreement will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms will be interpreted in such manner. Each payment, installment and benefit payable under this Agreement or otherwise is intended to constitute a separate payment under Treasury Regulation Section 1.409A-2(b)(2). Notwithstanding the foregoing, if and to the extent necessary to avoid subjecting Employee to an additional tax under Section 409A, any payments or benefits deemed to be separation-related deferred compensation (within the meaning of Section 409A), whether under this Agreement or any other arrangement, payable to Employee will be delayed until the date that is six (6) months and one (1) day following Employee’s separation from service (within the meaning of Section 409A), except that in the event of Employee’s death, any such delayed payments will be paid as soon as practicable after the date of Employee’s death, and in each case all subsequent payments and benefits will be payable in accordance with the payment schedule applicable to such payment or benefit. In no event will the Releasees have any liability or obligation to reimburse, indemnify or hold harmless Employee for any taxes or costs that may be imposed on or incurred by Employee as a result of Section 409A. In no event will Employee have discretion to determine the taxable year of payment of any separation-related payments.

b.    Limitation on Payments. In the event that any payment or benefits provided for in this Agreement or otherwise payable to Employee (i) constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) but for this Section 16.b, would be subject to the excise tax imposed by Section 4999 of the Code, then such payments or benefits will be either:

ii.    delivered in full, or

iii.    delivered as to such lesser extent which would result in no portion of such benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999 of the Code, results in the receipt by Employee on an after-tax basis, of the greatest amount of severance or change in control-related or other payments or benefits, notwithstanding that all or some portion of such payments or benefits may be taxable under Section 4999 of the Code. If a reduction in payments or benefits constituting “parachute payments” is necessary so that benefits are delivered to a lesser extent, reduction will occur in the following order: (i) reduction of cash payments, which will occur in reverse chronological order such that the cash payment owed on the latest date following the occurrence of the event triggering such excise tax will be the first cash payment to be reduced; (ii) reduction of acceleration of vesting of equity awards, which will occur in the reverse order of the date of grant for such stock awards (i.e., the vesting of the most recently granted stock awards will be reduced first); and (iii) reduction of other benefits paid or provided to the Employee, which will occur in reverse chronological order such that the benefit owed on the latest date following the occurrence of the event triggering such excise tax will be the first benefit to be reduced. If more than one equity award was made to the Employee on the same date of grant, all such awards will have their acceleration of vesting reduced pro rata. In no event will Employee have any discretion with respect to the ordering of payment reductions.

Unless the Company and Employee otherwise agree in writing, any determination required under this Section 16.b will be made in writing by a nationally recognized firm of independent public accountants selected by the Company (the “Accountants”), whose determination will be conclusive and binding upon Employee and the Company for all purposes. For purposes of making the calculations required by this Section 16.b, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Employee will furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company will bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 16.b.

17.    ARBITRATION. EXCEPT AS PROHIBITED BY LAW, THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, EMPLOYEE’S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”) AND THAT THE FAA SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT; HOWEVER, WITHOUT LIMITING ANY PROVISIONS OF THE FAA, A MOTION OR PETITION OR ACTION TO COMPEL ARBITRATION MAY ALSO BE BROUGHT IN STATE COURT UNDER THE PROCEDURAL PROVISIONS OF SUCH STATE’S LAWS RELATING TO MOTIONS OR PETITIONS OR ACTIONS TO COMPEL ARBITRATION. EMPLOYEE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EMPLOYEE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EMPLOYEE’S INDIVIDUAL CAPACITY. ANY CLAIMS EMPLOYEE MAY BRING PURSUANT TO THE PRIVATE ATTORNEYS GENERAL ACT (“PAGA”) ON BEHALF OF THE LABOR AND WORKFORCE DEVELOPMENT AGENCY MUST BE ARBITRATED ONLY IN EMPLOYEE’S INDIVIDUAL CAPACITY WITHOUT ANY JOINDER OR REPRESENTATION OF ANY CALIFORNIA LABOR CODE VIOLATIONS THAT WERE OR COULD BE ASSERTED BY OR ON BEHALF OF ANY OTHER EMPLOYEES. ANY ARBITRATION WILL OCCUR IN LOS ANGELES COUNTY, CALIFORNIA, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. THE PARTIES AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN

THE PARTIES, INCLUDING, BUT NOT LIMITED TO THE ARBITRATION SECTION OF THE CONFIDENTIALITY AGREEMENT, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT IN THIS SECTION SHALL GOVERN.

18.    Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

19.    No Waiver. The failure of the Company to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms or conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

20.    No Representations. Employee represents that Employee has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

21.    Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

22.    Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

23.    Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, including, but not limited to, the Employment Agreement, with the exception of the Confidentiality Agreement and the Stock Agreements, except as otherwise modified or superseded herein.

24.    No Oral Modification. This Agreement may only be amended in a writing signed by Employee and an authorized officer of the Company.

25.    Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions, except that any dispute regarding the enforceability of the “Arbitration” section of this Agreement shall be governed by the FAA. Employee consents to personal and exclusive jurisdiction and venue in the applicable state or federal courts in Los Angeles County, California.

26.    Effective Date. Employee understands that this Agreement shall be null and void if not executed by Employee within twenty-one (21) days from the date this Agreement is presented to Employee.  Employee has seven (7) days after Employee signs this Agreement to revoke it. To be effective, any such revocation must be made in writing and delivered to Jill Angel on or before 11:59 p.m. PT on the seventh (7th) day after Employee signs this Agreement. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Parties and has not been revoked by Employee before that date (“Effective Date”).

27.    Protected Activity Not Prohibited. Employee understands that nothing in this Agreement shall in any way limit or prohibit Employee from engaging in any Protected Activity. Protected Activity includes: (i) filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”); and/or (ii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful. Notwithstanding the foregoing, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any Company trade secrets, proprietary information, or confidential information that does not involve unlawful acts in the workplace or the activity otherwise protected herein. Employee further understands that Protected Activity does not include the disclosure of any Company attorney-client privileged communications or attorney work product. In addition, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Finally, nothing in this Agreement constitutes a waiver of any rights Employee may have under the Sarbanes-Oxley Act or Section 7 of the National Labor Relations Act (“NLRA”). For purposes of clarity, nothing in this Agreement shall be interpreted to impair or limit Employee’s participation in any legally protected activities, such as (i) forming, joining, or supporting labor unions, (ii) bargaining collectively through representatives of employees’ choosing, (iii) discussing wages, benefits, or terms and conditions of employment, and (iv) discussing, or raising complaints about, working conditions for the purpose of mutual aid or protection of Employee or the Company’s other current or former employees, to the extent such activities are protected by Section 7 of the NLRA. Employee understands that nothing in the Confidentiality Agreement shall limit or prohibit Employee from engaging in any protected conduct set forth in this Section.

28.    Counterparts. This Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.  The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.

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29.    Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Agreement voluntarily and without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee’s claims against the Company and any of the other Releasees. Employee acknowledges that:

(a)    Employee has read this Agreement;

(b)    Employee has a right to consult with an attorney regarding this Agreement, and has been represented in the preparation, negotiation, and execution of this Agreement by an attorney of Employee’s own choice or has elected not to retain an attorney;

(c)    Employee understands the terms and consequences of this Agreement and of the releases it contains;

(d)    Employee is fully aware of the legal and binding effect of this Agreement; and

(e)     Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

AGREED AND ACCEPTED:

        MICHAEL DARROW, an individual

Dated: June 15, 2023    /s/ Michael Darrow
        Michael Darrow

        TRUECAR, INC.

Dated: June 15, 2023    By /s/ Jill Angel
        Jill Angel
        EVP, Chief People Officer

EXHIBIT A

EMPLOYEE’S OPTIONS AND RSUs AS OF TERMINATION DATE, INCLUDING SEVERANCE ACCELERATION*

EMPLOYEE’S OPTIONS

Date of Grant	Plan Under Which Option Was Granted	Number of Shares Granted under Option	Number of Shares Vested as of Termination Date*
March 1, 2017	2014 Equity Incentive Plan	200,000	200,000
June 10, 2017	2014 Equity Incentive Plan	90,000	90,000
August 16, 2017	2014 Equity Incentive Plan	90,000	90,000
May 12, 2018	2014 Equity Incentive Plan	90,087	90,087
March 15, 2019	2014 Equity Incentive Plan	68,598	68,598
March 9, 2020	2014 Equity Incentive Plan	323,000	323,000
March 12, 2021	2014 Equity Incentive Plan	199,680	166,400
	Total:	1,061,365	1,028,085

EMPLOYEE’S RSUs

Date of Grant	Plan Under Which RSU Was Granted	Number of Shares Granted under RSU Award	Number of Shares Vested as of Termination Date*
March 1, 2017	2014 Equity Incentive Plan	100,000	100,000
July 28, 2017	2014 Equity Incentive Plan	2,556	2,556
August 16, 2017	2014 Equity Incentive Plan	8,850	8,850
May 12, 2018	2014 Equity Incentive Plan	28,227	28,227
November 27, 2018	2014 Equity Incentive Plan	5,722	5,722
March 15, 2019	2014 Equity Incentive Plan	3,826	3,826
March 15, 2019	2014 Equity Incentive Plan	32,927	32,927
June 8, 2019	2014 Equity Incentive Plan	94,162	94,162
March 9, 2020	2014 Equity Incentive Plan	188,000	188,000
March 9, 2020	2014 Equity Incentive Plan	300,000	300,000
March 12, 2021	2014 Equity Incentive Plan	235,294	191,176
March 31, 2022	2014 Equity Incentive Plan	260,000	146,250
March 1, 2023	2014 Equity Incentive Plan	205,263	64,145
	Total:	1,464,827	1,165,841

EMPLOYEE’S PSUs

Date of Grant	Plan Under Which RSU Was Granted	Number of Shares Granted under PSU Award	Number of Shares Vested as of Termination Date
March 15, 2019	2014 Equity Incentive Plan	14,952	5,083
March 16, 2020	2014 Equity Incentive Plan	326,000	228,200
March 12, 2021**	2014 Equity Incentive Plan	197,299	0
March 31, 2022**	2014 Equity Incentive Plan	477,690	0
March 1, 2023**	2014 Equity Incentive Plan	478,947	0
	Total:	1,494,888	233,283

* This assumes the Severance Acceleration applies, and includes for this purpose the Severance Acceleration as if applied on the Termination Date (the Severance Acceleration of Options and RSU Awards will be provided as set forth in the Agreement). If the Severance Acceleration does not become effective, the number of shares subject to the Options and RSU Awards that will have vested as of the Termination Date may differ from the numbers shown in this table. Similarly, if Options are exercised on or prior to such date, the shares outstanding as of such date may differ from the numbers shown in this table.

**Each PSU Award will remain eligible to vest to the extent provided under, and in accordance with, the terms of the Stock Agreements under which it was granted.